Exhibit 24.1
POWER OF ATTORNEY
     Each director and officer of Huntington Preferred Capital, Inc. (the “Corporation”), whose signature appears below hereby appoints Donald R. Kimble and Thomas P. Reed, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2007, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of March 19, 2008.
DIRECTORS/OFFICERS:

Signatures	Title

/s/ Donald R. Kimble	President and Director

Donald R. Kimble	(Principal Executive Officer)

/s/ Thomas P. Reed	Vice President and Director

Thomas P. Reed	(Principal Financial and Accounting Officer)

/s/ Richard A. Cheap	Director

Richard A. Cheap

/s/ Stephen E. Dutton	Director

Stephen E. Dutton

/s/ Edward J. Kane	Director

Edward J. Kane

/s/ Roger E. Kephart	Director

Roger E. Kephart

/s/ James D. Robbins	Director

James D. Robbins

/s/ Karen D. Roggenkamp	Director

Karen D. Roggenkamp

/s/ Richard I. Witherow	Director

Richard I. Witherow